UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 22, 2006

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 22, 2006, the Compensation Committee of the Board of Directors of Costco Wholesale Corporation (the “Company”) approved certain performance compensation arrangements with respect to certain executive officers. The Committee established that it will grant restricted stock units (“RSUs”) under its Second Restated Stock 2002 Incentive Plan to the following officers in the following share amounts: James D. Sinegal 50,000 shares; Jeffrey H. Brotman 50,000 shares; Richard D. DiCerchio 30,000 shares; Richard A. Galanti 25,000 shares; W. Craig Jelinek 25,000 shares; and Joseph P. Portera 25,000 shares. Each of these grants, which are intended to qualify as “performance-based” compensation under applicable tax law, is subject to the Company meeting specified performance criteria for fiscal 2007. The performance targets may be satisfied by the Company’s achieving specified percentage increases, relative to fiscal 2006, in either total sales or operating income for fiscal 2007. If the Committee determines that either or both of these targets have been met, then the RSUs will be granted as soon as possible following the end of the Company’s fiscal year and will be subject to further vesting thereafter based on the executive’s continued employment with the Company through October 2011, with 20% of the shares vesting in October of each year beginning in 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on November 24, 2006.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti, Executive Vice President and Chief Financial Officer

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